Exhibit (h.21)

Exhibit A

iShares Trust

Russell 1000® Growth Index

Russell 1000® Index

Russell 1000® Value Index

Russell 2000® Growth Index

Russell 2000® Index

Russell 2000® Value Index

Russell 3000® Index

Russell Microcap® Index

Russell Midcap® Growth Index

Russell Midcap® Index

Russell Midcap® Value Index

Russell Top 200® Index

Russell Top 200® Growth Index

Russell Top 200® Value Index